Exhibit 10.3
Novation agreement
between
lonza biologics, INC.
and
LONZA SALES AG
and
TRUBION PHARMACEUTICALS, INC.

THIS NOVATION AGREEMENT is effective from 1st January 2007
Parties
(1)	LONZA BIOLOGICS, INC. incorporated in Delaware whose registered office is at International Drive, Portsmouth, NH 03801, USA (Biologics).
(2)	LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (Lonza Sales).
(3)	TRUBION PHARMACEUTICALS, INC. (formerly known as GENECRAFT, INC.) of 2401 4th Avenue, Suite 1050, Seattle, WA 98121, USA (Customer).
Background
(A)	This Novation Agreement is supplemental to the Agreements (as hereinafter defined).
(B)	Pursuant to an internal re-organisation within the group of companies of which both Biologics and Lonza Sales form part, activities previously performed by Biologics will now be performed by Lonza Sales.
(C)	Upon the terms of Lonza Sales undertaking to perform the Agreements and to be bound by the terms of the Agreements in place of Biologics, Biologics wishes to be released and discharged from the Agreements as from 1st January 2007 (Effective Date) and Customer has agreed to release and discharge Biologics from the Effective Date.
NOW THEREFORE in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereby agree as follows:
1. Definitions
1.1	In this Novation Agreement, the following terms have the meanings set forth below:
1.1.1	“Agreements” means those certain agreements entered into between Biologics and Customer and more fully detailed in Schedule 1 hereto.
1.2	Unless otherwise defined in this Novation Agreement or the context otherwise requires, expressions defined in the Agreements shall have the same meanings in this Novation Agreement.
1.3	Unless the context otherwise requires, words in the singular include the plural and vice versa.
1.4	References to any document, including each of the Agreements, include the same as varied, supplemented or replaced from time to time.
1.5	Clause headings are for convenience of reference only and are not to be taken into account in construction.

1.6	Unless otherwise specified, references to Clauses and Recitals are to Clauses of and the Recitals to this Novation Agreement.
2. Novation
2.1	In consideration of the undertakings of Lonza Sales set out in this Novation Agreement, with effect from the Effective Date Biologics hereby relinquishes to Lonza Sales, and Lonza Sales accepts, all of Biologics’ right, title and interest in and to the Agreements.
2.2	With effect from the Effective Date and in consideration of the relinquishing by Biologics contained in Clause 2.1, Lonza Sales undertakes:
(a)	to perform and discharge all the obligations and liabilities of Biologics under the Agreements insofar as such obligations and liabilities remain to be performed or discharged;

(b)	if and where appropriate, to direct Biologics to perform and discharge certain obligations and liabilities under the Agreements pursuant to inter-company agreements between Lonza Sales and Biologics, but in respect of which Lonza Sales remains fully responsible to Customer; and

(c)	to be bound by the provisions of the Agreements to the same extent and in the same manner as if it had at all times been party to the Agreements in place of Biologics.
2.3	With effect from the Effective Date and in consideration of the undertakings of Lonza Sales in Clause 2.2, Customer agrees to accept performance and discharge by Lonza Sales of Biologics’ obligations and liabilities under the Agreements, in every way as if Lonza Sales had at all times been party to the Agreements in place of Biologics.
2.4	Lonza Sales and Customer agree that, with effect from the Effective Date, Biologics shall have no further liabilities or obligations under the Agreements, but without prejudice to the rights and remedies of Customer against Lonza Sales in respect of such liabilities and obligations.
2.5	With effect from the Effective Date, the Agreements shall be read and construed in all respects as if references therein to Biologics were references to Lonza Sales.
3. Release
3.1	Biologics and the Customer hereby mutually release each other from their obligations to one another under the Agreements as from the Effective Date, save as provided in clause 3 and clause 4.

3.2	The Customer releases and discharges Biologics from all future claims and demands whatsoever in respect of the Agreements and accepts the liability of Lonza Sales under the Agreements from the Effective Date.
4. Pre-existing claims
Nothing in this Novation Agreement shall affect or prejudice the right or ability of either Biologics or Customer to bring or pursue any claim or demand whatsoever against the other relating to matters arising prior to the Effective Date.
5. Governing law
This Novation Agreement and any disputes or claims arising out of or in connection with its subject matter are governed by and construed in accordance with the laws of the State of New York.

Signed by for and on behalf of LONZA BIOLOGICS INC	/s/ Ralf Geier-Cibin Name:Ralf Geier-Cibin Title: Director Date:

Signed by for and on behalf of LONZA SALES AG	/s/ Ralf Geier-Cibin Name:Ralf Geier-Cibin Title: Director Date:

/s/ Gerry Kennedy Name: Gerry Kennedy Title: Authorized Signatory Date:

Signed by for and on behalf of TRUBION PHARMACEUTICALS, INC (formerly known as GENECRAFT, INC.)	/s/ Kendall M. Mohler Name: Kendall M. Mohler, Ph.D. Title: Sr. Vice President, R&D Date:.7/16/07

SCHEDULE 1
AGREEMENTS
1. Manufacturing Services Agreement dated 21 November 2005 (as amended, the “MSA”)
2. Portsmouth Quality Agreement (referenced in the MSA as just the “Quality Agreement”) dated 21 November 2005.

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